Exhibit 99.1

         VCA Antech, Inc. Reports Third Quarter 2007 Results


    --  Third quarter revenue increased 21.8% to $306.5 million

    --  Third quarter gross profit increased 22.5% to $86.3 million

    --  Third quarter diluted earnings per common share increased
        18.8% to $0.38


    LOS ANGELES--(BUSINESS WIRE)--Oct. 24, 2007--VCA Antech, Inc. (NASDAQ:WOOF), a leading animal healthcare company in the United States, today reported financial results for the quarter ended September 30, 2007, as follows: revenue increased 21.8% to a third quarter record of $306.5 million; gross profit increased 22.5% to $86.3 million; operating income increased 23.6% to $63.7 million; net income increased 19.5% to $32.2 million; and diluted earnings per common share increased 18.8% to $0.38.

    We also reported our financial results for the nine months ended September 30, 2007, as follows: revenue increased 17.7% to $872.0 million; gross profit increased 20.7% to $252.1 million; operating income increased 22.1% to $185.4 million; net income was $96.4 million; and diluted earnings per common share was $1.13. The nine months ended September 30, 2006, included a tax benefit in the amount of $6.8 million, or $0.08 per diluted common share, and excluding this benefit from 2006, adjusted net income increased 21.4% to $96.4 million and adjusted diluted earnings per common share increased 20.2% to $1.13.

    Bob Antin, Chairman and CEO, stated, "The third quarter was highlighted by the outstanding operating performance of our laboratory and animal hospital businesses. On a 21.8% increase in consolidated revenue, our gross profit and operating income increased 22.5% and 23.6%, respectively, and diluted earnings per common share increased 18.8%.

    "Our laboratory revenue increased 12.4% to $74.3 million driven primarily by internal revenue growth of 11.6%. Our laboratory gross profit increased 18.7% and operating income increased 19.9%.
Laboratory gross margin increased to 48.0% compared to 45.4% and operating margin increased to 41.4% compared to 38.8% in the comparable prior year quarter.

    "Our animal hospital revenue increased 25.0% to $229.4 million driven by acquisitions, including Healthy Pet Corp. acquired on June 1, 2007, and same-store revenue growth, adjusted for one less business day, of 5.7%. Our animal hospital gross profit increased 27.0% and operating income increased 29.6%. Animal hospital gross margin increased to 20.7% compared to 20.4% and operating margin increased to 18.2% compared to 17.6% in the comparable prior year quarter. Our animal hospital same-store gross margin increased to 21.0% compared to 20.5% in the comparable prior year quarter."

    Non-GAAP Financial Measures

    We believe investors' understanding of our total performance is enhanced by disclosing adjusted net income and adjusted diluted earnings per common share. We define adjusted net income and adjusted diluted earnings per common share as the reported items, adjusted to exclude certain significant items. Adjusted diluted earnings per common share is adjusted net income divided by diluted common shares outstanding.

    Management uses adjusted net income and adjusted diluted earnings per common share because they exclude the effect of significant items that we believe are not representative of our core operations for the periods presented. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of our future performance and related trends. For the nine months ended September 30, 2006, the only item excluded in computing adjusted net income and adjusted diluted earnings per common share was a $6.8 million tax benefit recorded during the first quarter of 2006. For the quarter and nine months ended September 30, 2007, there were no adjustments.

    There is a material limitation associated with the use of these non-GAAP financial measures: our computation of adjusted net income for the nine months ended September 30, 2006, excludes the impact of the $6.8 million tax benefit and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

    To compensate for the limitations in the non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled "Supplemental
Operating Data."

    Conference Call

    We will discuss our company's third quarter 2007 financial results during a conference call today, October 24, 2007, at 4:30 p.m. Eastern Time. You can access a live broadcast of the call by visiting our website at http://investor.vcaantech.com. You can also access the call via telephone by dialing (888) 455-2311. Interested parties should call at least 10 minutes prior to the start of the call to register.

    Forward-Looking Statements

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Among the important factors that could cause actual results to differ are: a material adverse change in our financial condition or operations; the ability to successfully integrate the acquisition of Healthy Pet Corp. and achieve expected operating synergies; the rate of our laboratory internal revenue growth and animal hospital same-store revenue growth; the level of direct costs and our ability to maintain revenue at a level necessary to maintain expected operating margins; the level of selling, general and administrative costs; the effects of our recent acquisitions and our ability to effectively manage our growth and achieve operating synergies; a decline in demand for some of our products and services; any disruption in our information technology systems or transportation networks; the effects of competition; any impairment in the carrying value of our goodwill; changes in prevailing interest rates; our ability to service our debt; and general economic conditions. These and other risk factors are discussed in our report on Form 10-K for the year ended December 31, 2006, and our report on Form 10-Q for the quarter ended June 30, 2007, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

    We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, and we supply diagnostic imaging equipment to the veterinary industry.


                           VCA Antech, Inc.
                    Consolidated Income Statements
         (Unaudited - In Thousands, Except Per Share Amounts)

                                 Three Months          Nine Months
                              Ended September 30,  Ended September 30,
                              -------------------  -------------------
                                2007      2006       2007      2006
                              --------- ---------  --------- ---------
Revenue:
     Laboratory               $ 74,266  $ 66,054   $227,073  $195,064
     Animal hospital           229,409   183,592    635,046   540,117
     Medical technology         11,091     8,956     32,898    25,348
     Intercompany               (8,229)   (6,970)   (23,030)  (19,567)
                              --------- ---------  --------- ---------
                               306,537   251,632    871,987   740,962
                              --------- ---------  --------- ---------

Direct costs                   220,235   181,167    619,887   532,014

Gross profit:
     Laboratory                 35,638    30,013    111,606    91,087
     Animal hospital            47,584    37,460    129,465   109,708
     Medical technology          3,261     3,426     11,357     9,072
     Intercompany                 (181)     (434)      (328)     (919)
                              --------- ---------  --------- ---------
                                86,302    70,465    252,100   208,948
                              --------- ---------  --------- ---------
Selling, general and
 administrative:
     Laboratory                  4,859     4,350     14,872    12,793
     Animal hospital             5,411     5,161     16,292    15,107
     Medical technology          2,761     2,534      8,389     7,734
     Corporate                   9,264     6,901     26,258    21,681
                              --------- ---------  --------- ---------
                                22,295    18,946     65,811    57,315
                              --------- ---------  --------- ---------

Loss (gain) on sale of assets      333         3        875      (200)
                              --------- ---------  --------- ---------

Operating income                63,674    51,516    185,414   151,833

Interest expense, net            8,930     6,084     21,374    18,323
Other (income) expense              (1)       73        226       (24)
Minority interest expense        1,187       846      3,061     2,520
                              --------- ---------  --------- ---------
Income before provision for
 income taxes                   53,558    44,513    160,753   131,014
Provision for income taxes      21,329    17,536     64,364    44,825
                              --------- ---------  --------- ---------
Net income                    $ 32,229  $ 26,977   $ 96,389  $ 86,189
                              ========= =========  ========= =========

Diluted earnings per common
 share                        $   0.38  $   0.32   $   1.13  $   1.02
                              ========= =========  ========= =========
Shares used for computing
 diluted earnings per common
 share                          85,752    85,187     85,572    84,864
                              ========= =========  ========= =========


                           VCA Antech, Inc.
                     Consolidated Balance Sheets
                      (Unaudited - In thousands)

                                            September 30, December 31,
                                                2007          2006
                                            ------------- ------------
                   Assets
Current assets:
     Cash and cash equivalents              $     87,155  $     45,104
     Trade accounts receivable, net               46,503        44,491
     Inventory                                    21,332        21,420
     Prepaid expenses and other                   13,616        13,492
     Deferred income taxes                        17,866        14,935
     Prepaid income taxes                              -        13,523
                                            ------------- ------------
        Total current assets                     186,472       152,965
Property and equipment, net                      206,347       166,033
Other assets:
     Goodwill                                    847,942       625,748
     Other intangible assets, net                 16,586        16,293
     Deferred financing costs, net                 1,623           979
     Other                                        14,175         9,939
                                            ------------- ------------
        Total assets                        $  1,273,145  $    971,957
                                            ============= ============

    Liabilities and Stockholders' Equity
Current liabilities:
     Current portion of long-term
      obligations                           $      7,997  $      6,648
     Accounts payable                             23,905        23,328
     Accrued payroll and related liabilities      32,932        33,864
     Other accrued liabilities                    43,961        30,961
                                            ------------- ------------
        Total current liabilities                108,795        94,801
Long-term obligations, less current portion      554,205       384,067
Deferred income taxes                             45,647        39,804
Other liabilities                                 12,118        13,294
Minority interest                                 10,634         9,686
Stockholders' equity:
     Common stock                                     84            84
     Additional paid-in capital                  292,223       275,013
     Retained earnings                           250,975       154,586
     Accumulated other comprehensive (loss)
      income                                      (1,536)          622
                                            ------------- ------------
        Total stockholders' equity               541,746       430,305
                                            ------------- ------------
        Total liabilities and stockholders'
         equity                             $  1,273,145  $    971,957
                                            ============= ============


                           VCA Antech, Inc.
                Consolidated Statements of Cash Flows
                      (Unaudited - In thousands)

                                                   Nine Months Ended
                                                     September 30,
                                                 ---------------------
                                                    2007       2006
                                                 ----------  ---------
Cash flows from operating activities:
     Net income                                  $  96,389   $ 86,189
     Adjustments to reconcile net income to net
      cash provided by operating activities:
        Depreciation and amortization               19,764     16,347
        Amortization of debt costs                     253        299
        Provision for uncollectible accounts         3,561      4,174
        Loss (gain) on sale of assets                  875       (200)
        Share-based compensation                     3,429      2,326
        Minority interest in income of
         subsidiaries                                3,061      2,520
        Distributions to minority interest
         partners                                   (2,262)    (2,439)
        Deferred income taxes                        4,627      7,222
        Excess tax benefit from exercise of
         stock options                              (6,576)    (5,774)
        Other                                         (115)      (750)
     Changes in operating assets and
      liabilities:
        Accounts receivable                         (4,823)    (8,500)
        Inventory, prepaid expenses and other
         assets                                      1,140     (6,816)
        Accounts payable and other accrued
         liabilities                                (1,195)    (2,499)
        Accrued payroll and related liabilities     (3,958)    (1,928)
        Income taxes                                20,983        567
                                                 ----------  ---------
           Net cash provided by operating
            activities                             135,153     90,738
                                                 ----------  ---------
Cash flows from investing activities:
        Business acquisitions, net of cash
         acquired                                 (214,758)   (37,612)
        Real estate acquired in connection with
         business acquisitions                      (7,962)    (2,872)
        Property and equipment additions           (38,033)   (23,800)
        Proceeds from sale of assets                 1,774        533
        Other                                         (188)       268
                                                 ----------  ---------
           Net cash used in investing activities  (259,167)   (63,483)
                                                 ----------  ---------
Cash flows from financing activities:
        Repayment of long-term obligations          (6,282)   (64,106)
        Proceeds from the issuance of long-term
         obligations                               160,000          -
        Payment of financing costs                    (897)         -
        Proceeds from issuance of common stock
         under stock option plans                    6,668      5,410
        Excess tax benefit from exercise of
         stock options                               6,576      5,774
                                                 ----------  ---------
           Net cash provided by (used in)
            financing activities                   166,065    (52,922)
                                                 ----------  ---------
Increase (decrease) in cash and cash equivalents    42,051    (25,667)
Cash and cash equivalents at beginning of period    45,104     58,488
                                                 ----------  ---------
Cash and cash equivalents at end of period       $  87,155   $ 32,821
                                                 ==========  =========


                           VCA Antech, Inc.
                     Supplemental Operating Data
         (Unaudited - In Thousands, Except Per Share Amounts)

                                  Three Months         Nine Months
Table #1                       Ended September 30, Ended September 30,
                               ------------------- -------------------
Reconciliation of net income
 to adjusted net income           2007      2006     2007      2006
                               ---------- -------- --------- ---------

Net income                     $  32,229  $26,977  $ 96,389  $ 86,189
Certain significant item:
     Tax benefit                       -        -         -    (6,806)
                               ---------- -------- --------- ---------
Adjusted net income            $  32,229  $26,977  $ 96,389  $ 79,383
                               ========== ======== ========= =========

Table #2
Reconciliation of diluted
 earnings per common share to
 adjusted diluted earnings per
 common share

Diluted earnings per common
 share                         $    0.38  $  0.32  $   1.13  $   1.02
Certain significant items as
 detailed in Table #1                  -        -         -     (0.08)
                               ---------- -------- --------- ---------
Adjusted diluted earnings per
 common share                  $    0.38  $  0.32  $   1.13  $   0.94
                               ========== ======== ========= =========

Shares used for computing
 adjusted diluted earnings per
 common share                     85,752   85,187    85,572    84,864
                               ========== ======== ========= =========

Table #3
Depreciation and amortization

Depreciation and amortization
 included in direct costs:
     Laboratory                $   1,727  $ 1,206  $  4,643  $  3,328
     Animal hospital               4,371    3,531    12,528    10,580
     Medical technology              305      284       897       891
     Intercompany                   (100)     (41)     (281)     (109)
                               ---------- -------- --------- ---------
                                   6,303    4,980    17,787    14,690

Depreciation and amortization
 included in selling, general
 and administrative expense          721      516     1,977     1,657
                               ---------- -------- --------- ---------
        Total depreciation and
         amortization          $   7,024  $ 5,496  $ 19,764  $ 16,347
                               ========== ======== ========= =========


                           VCA Antech, Inc.
               Supplemental Operating Data - Continued
                      (Unaudited - In Thousands)

Table #4                                    September 30, December 31,
Selected consolidated
 balance sheet data                             2007          2006
                                            ------------- ------------

Debt:
     Revolving credit
      facility                              $           - $          -
     Senior term notes                            529,023      372,668
     Other debt and
      capital leases                               33,179       18,047
                                            ------------- ------------
        Total debt                          $     562,202 $    390,715
                                            ============= ============


                       For the Three Months    For the Nine Months
Table #5               Ended September 30,     Ended September 30,
                       -------------------- --------------------------
Selected expense data     2007      2006        2007          2006
                       ---------- --------- ------------- ------------

Rent expense           $    9,574 $   8,095 $      27,109 $     23,699

Share-based
 compensation included
 in direct costs:
     Laboratory        $      161 $     172 $         502 $        492

Share-based
 compensation included
 in selling, general
 and administrative
 expense:
     Laboratory               180       128           552          382
     Animal hospital          289       376           896          807
     Medical
      technology               27         -            81            -
     Corporate                472       205         1,398          645
                       ---------- --------- ------------- ------------
                              968       709         2,927        1,834
                       ---------- --------- ------------- ------------
        Total share-
         based
         compensation  $    1,129 $     881 $       3,429 $      2,326
                       ========== ========= ============= ============


    CONTACT: VCA Antech, Inc.
             Tomas W. Fuller, Chief Financial Officer, (310) 571-6505